UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022 (December 27, 2021)

Ramaco Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800

Lexington, Kentucky 40507

(Address of principal executive offices, including zip code)

(859) 244-7455

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market
9.00% Senior Notes due 2026	METCL	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2021, the board of directors (the “Board”) of Ramaco Resources, Inc. (“Ramaco” or the “Company”) approved the appointment of Aurelia Skipwith Giacometto effective as of January 1, 2022 to serve as a member of the Board with a term expiring at the Company’s annual meeting of stockholders in 2022, until her successor shall have been elected and shall have qualified, or until her earlier death, resignation, or removal. Ms. Giacometto was appointed to fill an available directorship and vacancy on the Board. The Board has affirmatively determined that Ms. Giacometto is an independent director in accordance with the standards for independence set forth in the NASDAQ Stock Market Rules.

Ms. Giacometto comes to Ramaco with a wide background as an experienced government administrator at the federal level, an attorney, a scientist, and a businesswoman. She served as Director of the United States Fish and Wildlife Service until earlier this year. Most recently, she has been the General Counsel of AVC Global, an international logistics company that operates using blockchain technology. She co-founded the company in 2016. She began her career at Monsanto in research. She later served in both legal and research positions at the United States Department of Agriculture and as an intellectual property consultant to the United States Agency for International Development. She has also worked in legal and regulatory divisions of Alltech, a global leader in the animal feed industry. Ms. Giacometto received her Bachelor of Science in biology from Howard University, a Master’s of Science in molecular genetics from Purdue University and a Juris Doctor degree from the University of Kentucky.

Ms. Giacometto will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company in the form entered into with the Company’s other directors and executive officers effective as of the effective date of her appointment to the Board, which requires the Company to indemnify her to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company, and to advance certain expenses incurred as a result of any proceeding against her as to which she could be indemnified.

On December 27, 2021, Jennifer Gray and Mahmud Riffat informed the Company of their decisions to resign from the Board effective as of December 27, 2021. Ms. Gray’s and Mr. Riffat’s resignations are not due to any disagreement with the Company.

The foregoing summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Company has issued a press release announcing Ms. Skipwith Giacometto’s appointment to and Ms. Gray’s and Mr. Riffat’s resignation from the Board. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-1 (File No. 333-215363) filed with the Commission on January 11, 2017)

99.1	Press release issued by Ramaco Resources, Inc., dated January 3, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2022

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
	Name:	Randall W. Atkins
	Title:	Chairman and Chief Executive Officer